MTM Technologies, Inc. Alerts Investors and Analysts to Unauthorized Press Release

STAMFORD, Conn. - June 25, 2009 - MTM Technologies, Inc. (NASDAQ:

MTMC) yesterday was mentioned in a press release issued by Mobile Armor, announcing that Mobile Armor’s data security software had been selected by the Department of the Navy to protect its data at rest. MTM is an authorized reseller of certain of Mobile Armor’s data security solutions, but is not otherwise affiliated with Mobile Armor.

The issuance of the Mobile Armor press release was not authorized by senior management of MTM. Mobile Armor’s press release contained a quote by Steve Stringer, MTM’s President and Chief Executive Officer, relating to the potential value of a contract with the Department of the Navy. The contract is dated January 23, 2009, and was entered into by and between MTM and the Department of the Navy, and is for a two year term.

MTM is not in a position at this time to speak to the ultimate value of the contract with the Department of the Navy, either as it relates to Mobile Armor or any value that may be realized by MTM. According to the terms of the contract, the Department of the Navy estimates, but does not guarantee, that the volume of purchases through this agreement will be $3,328,000. As an authorized reseller of Mobile Armor products, MTM expects to recognize a margin on each product resold by MTM pursuant to the contract, which margin is expected to be only a small percentage of the total revenue received. Accordingly, MTM does not anticipate that this contract will have a material impact on its financial condition or results of operations.

MTM and MTM Technologies are trademarks of MTM Technologies, Inc.

About MTM Technologies, Inc.

MTM Technologies, Inc. is a leading national provider of innovative IT solutions and services to Global 2000 and mid-size companies. Partnered nationally with industry-leading technology providers such as Cisco Systems, Citrix, EMC, HP, and Microsoft, MTM Technologies offers comprehensive solutions in the areas of secure access, unified communications, consolidation, and virtualization. In addition, MTM Technologies provides a broad range of complementary managed service offerings, including system monitoring and management, security management, IP telephony management, and IT helpdesk support. The lifecycle approach also includes IT architecture consulting, IT staff augmentation and training services. For more information, visit www.mtm.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Except for the historical information herein, the matters discussed in this release include forward-looking statements. In particular, the forward-looking statements contained in this release include statements about future financial and operating results. When used in this press release, the words: believes, intends, plans, anticipates, expects, estimates, and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially which include, but are not limited to, the following: a significant portion of the Company’s quarterly sales are concluded in the last month of the fiscal quarter; the Company’s key strategic relationships; the length of sales and delivery cycles; the risk of obtaining financing and complying with our lenders’ financial covenants; the timing, cost and success or failure of current and new product and service introductions; and other risks affecting MTM’s businesses generally and as set forth in MTM’s most recent filings with the Securities and Exchange Commission. All forward-looking statements in this release are qualified by these cautionary statements and are made only as of the date of this release. MTM is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Inquiries concerning this press release can be made by contacting MTM at investorrelations@mtm.com.